Exhibit 3.1
AMENDED AND RESTATED
BYLAWS
OF
CENTURY ALUMINUM COMPANY

ARTICLE I
OFFICES
1.Registered Office. The registered office of CENTURY ALUMINUM COMPANY (the “Corporation”) in the State of Delaware shall be located in the City of Wilmington, County of New Castle, and the name and address of its registered agent is Corporation Service Company, 251 Little Falls Drive, Wilmington, Delaware 19808.
2.    Other Offices. The Corporation may have offices at such places within or without the State of Delaware as the board of directors of the Corporation (the “Board of Directors”) may from time to time determine or as the business of the Corporation may require.
ARTICLE II
STOCKHOLDERS’ MEETINGS

1.    Place of Meetings. The Board of Directors or the Chairman of the Board, as the case may be, may designate the place of meeting for any annual or special meeting of the stockholders or may designate that the meeting be held by means of remote communication. If no designation is so made, the place of meeting shall be the principal office of the Corporation.
2.    Annual Meeting. The annual meeting of stockholders shall be held each year on such date, and at such place and time as shall be fixed by the Board of Directors.
3.    Special Meetings. Subject to the rights of the holders of any series of preferred stock, special meetings of the stockholders of the Company, for any purpose or purposes, unless otherwise prescribed by statute, may be called only as set forth in Article SEVENTH of the Amended and Restated Certificate of Incorporation of the Corporation (as amended, restated, or modified from time to time and then in effect, the “Certificate of Incorporation”).
4.    Notice of Meeting. Written or printed notice, stating the place, date and hour of the meeting, the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered by the Corporation not less than ten (10) days nor more than sixty (60) days before the date of the meeting by electronic transmission in the manner provided in Section 232 of the Delaware General Corporation Law (except to the extent prohibited by Section 232(e) of the Delaware General Corporation Law) or by mail, to each stockholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail with postage thereon prepaid, addressed to the stockholder at his address as it appears on the stock transfer books of the Corporation. If notice is given by electronic transmission, such notice shall be deemed to be given at the times provided in the Delaware General Corporation Law. Such further notice shall be given as may be required by law. Any previously scheduled meeting of the stockholders may be postponed, and (unless the Certificate of Incorporation otherwise provides) any special meeting of the stockholders may be cancelled, by resolution of the Board of Directors upon public notice given on or prior to the date previously scheduled for such meeting of stockholders.
5.    Order of Business.
(a)    Annual Meetings of Stockholders. At an annual meeting of stockholders, only such nominations of persons for election to the Board of Directors shall be made, and only such other business shall be conducted or considered, as shall have been properly brought before the annual meeting. For nominations to be properly made at an annual meeting, and proposals of other business to be properly brought before an annual meeting, nominations and proposals of other business must be (i) specified in the Corporation’s notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (ii) otherwise properly made at the annual meeting, by or at the direction of the Board of Directors or (iii) properly requested to be brought before the annual meeting by a stockholder of the Corporation in accordance with these Bylaws. For nominations of persons for election to the Board of Directors or proposals of other business to be properly requested by a stockholder to be made at an annual meeting, a stockholder must (x) be a stockholder of record at the time of giving of notice of such annual meeting by or at the direction of the Board of Directors and at the time of the annual meeting, (y) be entitled to vote at such annual meeting and (z) comply with the procedures set forth in these Bylaws as to such business or nomination. The immediately preceding sentence shall be the exclusive means for a stockholder to make nominations or other business proposals (other than matters properly brought under Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and included in the Corporation’s notice of meeting) before an annual meeting of stockholders.
(b)    Special Meetings of Stockholders. At any special meeting of the stockholders, only such business shall be conducted or considered, as shall have been properly brought before the meeting pursuant to the Corporation’s notice of meeting. Notwithstanding the foregoing sentence, business conducted or considered at any Stockholder Requested Special Meeting shall be limited to the purpose(s) stated in the Stockholder Special Meeting Request, except that nothing herein shall prohibit the Board from submitting matters, whether or not described in the Stockholder Special Meeting Request, to the stockholders at any Stockholder Requested Special Meeting. To be properly brought before a special meeting, proposals of business must be (i) specified in the Corporation’s notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors or, at a Stockholder Requested Special Meeting, in a valid Stockholder Special Meeting Request, or (ii) otherwise properly brought before the special meeting, by or at the direction of the Board of Directors.
Nominations of persons for election to the Board of Directors may be made only at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation’s notice of meeting or a valid Stockholder Special Meeting Request (x) by or at the direction of the Board of Directors or (y) by any stockholder of the Corporation who (1) is a stockholder of record at the time of giving of notice of such special meeting and at the time of the special meeting, (2) is entitled to vote at the meeting and (3) complies with the procedures set forth in these Bylaws as to such nomination.

(c)    General. Except as otherwise provided by law, the Certificate of Incorporation of the Corporation and these Bylaws, the Chairman of the meeting shall have the power to determine whether a nomination or any other business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with these Bylaws and, if any proposed nomination or other business is not in compliance with these Bylaws, to declare that no action shall be taken on such nomination or other proposal and such nomination or other proposal shall be disregarded.
6.    Advance Notice of Stockholder Business and Nominations.
(a)    Annual Meeting of Stockholders. Without qualification or limitation, for any nominations or any other business to be properly brought before an annual meeting by a stockholder pursuant to Section II.5(a) of these Bylaws, the stockholder must have given timely notice thereof in writing to the Secretary and such other business must otherwise be a proper matter for stockholder action.
To be timely, a stockholder’s notice must be delivered to, or mailed and received at, the principal executive offices of the Corporation not earlier than the close of business on the 90th day prior and not less than the close of business on the 60th day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the stockholder must be so delivered not earlier than the close of business on the 90th day prior to the date of such annual meeting and not later than the close of business on the later of the 60th day prior to the date of such annual meeting or, if the first public announcement of the date of such annual meeting is less than 70 days prior to the date of such annual meeting, the 10th day following the day on which public announcement of the date of such meeting is first made by the Corporation. In no event shall any adjournment or postponement of an annual meeting, or the public announcement thereof, commence a new time period for the giving of a stockholder’s notice as described above.
Notwithstanding anything in the immediately preceding paragraph to the contrary, in the event that the number of directors to be elected to the Board of Directors is increased by the Board of Directors, and there is no public announcement by the Corporation naming all of the nominees for director or specifying the size of the increased Board of Directors at least 25 days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s notice required by this Section II.6(a) shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the 10th day following the day on which such public announcement is first made by the Corporation.
(b)    Special Meetings of Stockholders.

(i)    Board Requested Special Meetings. In the event (and only in the event) the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board of Directors, any such stockholder may nominate a person or persons (as the case may be) for election to such position(s) as specified in the Corporation’s notice of meeting, provided that the stockholder’s notice with respect to any nomination (including the completed and signed questionnaire, representation and agreement required by Section II.7 of these Bylaws) shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the 90th day prior to the date of such special meeting and not later than the close of business on the later of the 60th day prior to the date of such special meeting or, if the first public announcement of the date of such special meeting is less than 70 days prior to the date of such special meeting, the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall any adjournment or postponement of a special meeting, or the public announcement thereof, commence a new time period for the giving of a stockholder’s notice as described above.
(ii)    Stockholder Requested Special Meetings. In order for a stockholder requested special meeting under clause (iii) of Article SEVENTH of the Certificate of Incorporation (a “Stockholder Requested Special Meeting”) to be called, one or more requests for a special meeting (each, a “Stockholder Special Meeting Request”) must be signed by record holders (or their duly authorized agents) owning the Requisite Percentage (as such term is defined in the Certificate of Incorporation) of Common Stock and must be delivered to the Secretary. The Stockholder Special Meeting Request(s) shall be delivered to the Secretary at the principal executive offices of the Company by registered mail, return receipt requested (such receipt date, the “Request Receipt Date”). Any requesting stockholder may revoke its special meeting request at any time by written revocation delivered to the Secretary at the principal executive offices of the Corporation, and if, following such revocation, there are unrevoked requests from stockholders holding in the aggregate less than the Requisite Percentage of Common Stock, the Board, in its discretion, may cancel the special meeting. In the event that the Board determines that the requirements set forth in this Section 6 have been satisfied, the Stockholder Requested Special Meeting shall be called for a date not more than 60 days after the Request Receipt Date unless a later date is required in order to comply with Section 14 of the Exchange Act.
Notwithstanding the foregoing, the Secretary shall not be required to call a special meeting of stockholders if the Stockholder Special Meeting Request (A) is received by the Secretary during the period commencing 90 days prior to the first anniversary of the date of the immediately preceding annual meeting and ending on the earlier of 30 days following the first anniversary of the date of the immediately preceding annual meeting and the date of the next annual meeting; (B) contains an identical or substantially similar item (a “Similar Item”) to an item that was presented at any meeting of stockholders held within ninety days prior to the Delivery Date (and, for purposes of this clause (B) the election of directors shall be deemed a “Similar Item” with respect to all items of business involving the election or removal of directors); (C) a Similar Item is included in the Corporation’s notice as an item of business to be brought before an annual or special stockholders meeting that has been called but not yet held; (D) relates to an item of business that is not a proper subject for action by the party requesting the special meeting under applicable law; (E) was made in a manner that involved a violation of Regulation 14A under the Exchange Act or other applicable law; or (F) does not comply with the provisions of this Section 6.

(c)    Disclosure Requirements. To be in proper form, a stockholder’s notice or Stockholder Special Meeting Request (whether given pursuant to Section II.6(a) or II.6(b) of these Bylaws) to the Secretary must include the following, as applicable.
(i)    As to the stockholder giving the notice or making the Stockholder Special Meeting Request and the beneficial owner, if any, on whose behalf the nomination or proposal is made, a stockholder’s notice or Stockholder Special Meeting Request must set forth: (i) the name and address of such stockholder, as they appear on the Corporation’s books, of such beneficial owner, if any, and of their respective affiliates or associates or others acting in concert therewith, (ii) (A) the class or series and number of shares of the Corporation which are, directly or indirectly, owned beneficially and of record by such stockholder, such beneficial owner and their respective affiliates or associates or others acting in concert therewith, (B) any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Corporation or with a value derived in whole or in part from the value of any class or series of shares of the Corporation, any derivative or synthetic arrangement having the characteristics of a long position in any class or series of shares of the Corporation, or any contract, derivative, swap or other transaction or series of transactions designed to produce economic benefits and risks that correspond substantially to the ownership of any class or series of shares of the Corporation, including due to the fact that the value of such contract, derivative, swap or other transaction or series of transactions is determined by reference to the price, value or volatility of any class or series of shares of the Corporation, whether or not such instrument, contract or right shall be subject to settlement in the underlying class or series of shares of the Corporation, through the delivery of cash or other property, or otherwise, and without regard of whether the stockholder of record, the beneficial owner, if any, or any affiliates or associates or others acting in concert therewith, may have entered into transactions that hedge or mitigate the economic effect of such instrument, contract or right (a “Derivative Instrument”) directly or indirectly owned beneficially by such stockholder, the beneficial owner, if any, or any affiliates or associates or others acting in concert therewith and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the Corporation, (C) any proxy, contract, arrangement, understanding, or relationship pursuant to which such stockholder has a right to vote any class or series of shares of the Corporation, (D) any agreement, arrangement, understanding, relationship or otherwise, including any repurchase or similar so-called “stock borrowing” agreement or arrangement, engaged in, directly or indirectly, by such stockholder, the purpose or effect of which is to mitigate loss to, reduce the economic risk (of ownership or otherwise) of any class or series of the shares of the Corporation by, manage the risk of share price changes for, or increase or decrease the voting power of, such stockholder with respect to any class or series of the shares of the Corporation, or which provides, directly or indirectly, the opportunity to profit or share in any profit derived from any decrease in the price or value of any class or series of the shares of the Corporation (“Short Interests”), (E) any rights to dividends on the shares of the Corporation owned beneficially by such stockholder that are separated or separable from the underlying shares of the Corporation, (F) any proportionate interest in shares of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such stockholder is a general partner or, directly or indirectly, beneficially owns an interest in a general partner of such general or limited partnership, (G) any performance-related fees (other than an asset-based fee) that such stockholder is entitled to based on any increase or decrease in the value of shares of the Corporation or Derivative Instruments, if any, including without limitation any such interests held by members of such stockholder’s immediate family sharing the same household, and (H) any direct or indirect interest of such stockholder in any contract with the Corporation, any affiliate of the Corporation, and (iii) any other information relating to such stockholder and beneficial owner, if any, that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder;
(ii)    If the notice or Stockholder Special Meeting Request relates to any business other than a nomination of a director or directors that the stockholder proposes to bring before the meeting, a stockholder’s notice or Stockholder Special Meeting Request must, in addition to the matters set forth in paragraph (i) above, also set forth: (A) a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest of such stockholder and beneficial owner, if any, in such business, (B) the text of the proposal or business (including the text of any resolutions proposed for consideration), and (C) a description of all agreements, arrangements and understandings between such stockholder and beneficial owner, if any, and any other person or persons (including their names) in connection with the proposal of such business by such stockholder;
(iii)    As to each person, if any, whom the stockholder proposes to nominate for election or reelection to the Board of Directors, a stockholder’s notice or Stockholder Special Meeting Request must, in addition to the matters set forth in paragraph (i) above, also set forth: all information relating to such person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected).
(d)    For purposes of this Bylaw, “public announcement” shall mean disclosure in a press release reported by a national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act and the rules and regulations promulgated thereunder.

(e)    Notwithstanding the foregoing provisions of this Bylaw, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Bylaw; provided, however, that any references in these Bylaws to the Exchange Act or the rules promulgated thereunder are not intended to and shall not limit the requirements applicable to nominations or proposals as to any other business to be considered pursuant to Section II.5 of these Bylaws. Nothing in this Bylaw shall be deemed to affect any rights (i) of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act or (ii) of the holders of any series of preferred stock if and to the extent provided for under law, the Certificate of Incorporation or these Bylaws. Subject to Rule 14a-8 under the Exchange Act, nothing in these Bylaws shall be construed to permit any stockholder, or give any stockholder the right, to include or have disseminated or described in the Corporation’s proxy statement any nomination of director or directors or any other business proposal
7.    Submission of Representation and Agreement. To be eligible to be a nominee for election or reelection as a director of the Corporation, a person must deliver (in accordance with the time periods prescribed for delivery of notice or Stockholder Special Meeting Request under Section II.6 of these Bylaws) to the Secretary at the principal executive offices of the Corporation a (i) completed written questionnaire with respect to the background and qualification of such nominee (which questionnaire shall be provided by the Secretary upon written request) and (ii) a written representation and agreement (in the form provided by the Secretary upon written request) that such person (A) is not and will not become a party to (1) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation or (2) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the Corporation, with such person’s fiduciary duties under applicable law, (B) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed therein, (C) in such person’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if elected as a director of the Corporation, and will comply with all applicable publicly disclosed corporate governance, conflict of interest, confidentiality, hedging and pledging policies relating to the Corporation’s securities, and stock ownership and stock trading policies and guidelines of the Corporation and (D) will abide by the requirements of Section III.9 of these Bylaws.
8.    Inspectors of Elections; Opening and Closing the Polls. The Board of Directors by resolution shall appoint one or more inspectors, which inspector or inspectors may, but does not need to, include individuals who serve the Corporation in other capacities, including, without limitation, as officers, employees, agents or representatives, to act at the meetings of stockholders and make a written report thereof. One or more persons may be designated as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate has been appointed to act or is able to act at a meeting of stockholders, the Chairman of the meeting shall appoint one or more inspectors to act at the meeting.

9.    Voting at Stockholders’ Meetings.
(a)    General. Except as otherwise provided by the laws of the State of Delaware or the Certificate of Incorporation or any amendment thereto, at all meetings of the stockholders, each stockholder shall be entitled to one vote for each share of stock registered in his or her name on the books of the Corporation on the record date fixed for the determination of stockholders entitled to vote at the meeting pursuant to Article VI or, if not so determined, as prescribed under the laws of Delaware.
(b)    Election of Directors. Where a quorum is present, unless otherwise required by law, the Certificate of Incorporation, or these Bylaws, the election of directors shall be decided by a plurality of the votes cast at the meeting by the holders of stock entitled to vote in such election.
(c)    Voting on all Other Matters. Where a quorum is present, unless otherwise required by law, the Certificate of Incorporation, or these Bylaws, any matter, other than the election of directors, brought before any meeting of stockholders shall be decided by the affirmative vote of the majority of shares present in person or represented by proxy at the meeting and entitled to vote on the matter.
10.    Quorum and Adjournment. At any stockholders’ meeting, a majority of the combined voting power of the issued and outstanding shares of stock entitled to vote thereat represented in person or by proxy shall constitute a quorum, except as otherwise provided by the laws of the State of Delaware or by the Certificate of Incorporation. The Chairman of the Board or the President may adjourn the meeting from time to time, whether or not there is a quorum. No notice of the time and place of adjourned meetings need be given except as required by law. The stockholders present at a duly called meeting at which a quorum is present may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.
11.    Organization. Meetings of stockholders shall be presided over by the Chairman of the Board of Directors, or in his or her absence or inability to act, the President, or in his or her absence or inability to act, such other person as the Board of Directors may designate as chairman of the meeting. The Secretary, or in the Secretary’s absence, an Assistant Secretary, shall act as secretary of every meeting, but if neither the Secretary nor an Assistant Secretary is present, the presiding officer of the meeting shall appoint any person present to act as secretary of the meeting. The Board of Directors shall be entitled to make such rules or regulations for the conduct of meetings of stockholders as it shall deem necessary, appropriate or convenient. Subject to such rules and regulations of the Board of Directors, if any, the chairman of the meeting shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are necessary, appropriate or convenient for the proper conduct of the meeting, including, without limitation, establishing an agenda or order of business for the meeting, rules and procedures for maintaining order at the meeting and the safety of those present, limitations on participation in the meeting to stockholders of record of the Corporation, their duly authorized and constituted proxies and such other persons as the chairman shall permit, restrictions on entry to the meeting after the time fixed for the commencement thereof, limitations on the time allotted to questions or comments by participants and regulation of the opening and closing of the polls for balloting and matters which are to be voted on by ballot.
12.    Proxies. At all meetings of stockholders, a stockholder may vote by proxy executed in writing (or in such manner prescribed by the Delaware General Corporation Law) by the stockholder, or by his duly authorized attorney in fact.
ARTICLE III
BOARD OF DIRECTORS

1.    Number and Qualification. Directors shall be elected at annual meetings of stockholders, or at special meetings held in lieu thereof in accordance with the Certificate of Incorporation and these Bylaws. The number of directors shall be fixed in the manner provided in the Certificate of Incorporation.
2.    Powers of Directors. The business and affairs of the Corporation shall be carried on by or under the direction of the Board of Directors. In addition to the powers and authorities by these Bylaws expressly conferred upon them, the Board of Directors may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or these Bylaws required to be exercised or done by the stockholders.
3.    Compensation of Directors. The Board of Directors may from time to time by resolution authorize the payment of fees or compensation to the directors for services as such to the Corporation, including, but not limited to, fees and traveling expenses for attendance at all meetings of the board or of the executive or other committees, and determine the amount of such fees and compensation. Nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.
4.    Directors’ Meetings. Meetings of the Board of Directors may be held either within or outside the State of Delaware. A quorum shall be at least one-half of the number of directors, but not less than two directors. Except as otherwise provided in the laws of the State of Delaware, the Certificate of Incorporation or these Bylaws, the affirmative vote of a majority of the directors present at any meeting in which a quorum is present shall be required for the taking of any action by the Board of Directors.
The Board of Directors may from time to time provide for the holding of regular meetings with or without notice and may fix the times and places at which such meetings are to be held. Meetings other than regular meetings may be called at any time by the President and must be called by the President or by the Secretary or an Assistant Secretary upon the written request of any director. Members of the Board of Directors, or any committee thereof, may participate in a meeting of the Board of Directors or such committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at such meeting.
Notice of each meeting, other than a regular meeting (unless required by the Board of Directors), shall be given to each director in writing by mailing the same to each director at his residence or business address, first-class or overnight mail or courier service, email or facsimile transmission, or orally by telephone. If delivered by first-class mail in accordance with this provision, such notice shall be deemed adequately delivered when deposited in the mail so addressed at least five days before the meeting. If by overnight mail or courier service, such notice shall be deemed adequately delivered when the notice is delivered to the overnight mail or courier service company at least two days before the meeting. If by email, facsimile transmission or telephone, such notice shall be deemed adequately delivered when the notice is transmitted at least one day before the meeting. A meeting may be held at any time without notice if all the directors are present or if those not present waive notice of the meeting in accordance with Section IX of these Bylaws.
Notice of all meetings shall state the time and place of such meeting, but need not state the purposes thereof unless otherwise required by statute, the Certificate of Incorporation, the Bylaws, or the Board of Directors.
5.    Executive Committee. The Board of Directors may by resolution passed by a majority of the whole board provide for an executive committee of two or more directors and shall elect the members thereof to serve during the pleasure of the board and may designate one of such members to act as chairman. The board may at any time change the membership of the committee, fill vacancies in it, designate alternate members to replace any absent or disqualified members at any meeting of the committee, or dissolve it.
During the intervals between the meetings of the Board of Directors, the executive committee shall possess and may exercise any or all of the powers of the Board of Directors in the management of the business and affairs of the Corporation to the extent authorized by resolution adopted by a majority of the entire Board of Directors, subject to such limitations as may be imposed by the laws of Delaware.
The executive committee may determine its rules of procedure and the notice to be given of its meetings, and it may appoint such committees and assistants as it shall from time to time deem necessary. A majority of the members of the committee shall constitute a quorum.
6.    Other Committees. The Board of Directors by resolution may provide for such other standing or special committees as it deems desirable and may discontinue the same at its pleasure. Each such committee shall have the powers and perform such duties, not inconsistent with law, as may be assigned to it by the Board of Directors.
7.     Chairman of the Board. The Chairman of the Board (hereinafter sometimes called the “Chairman”) if appointed by the Board of Directors, when present shall preside at all meetings of the stockholders, the Board of Directors and the Executive Committee. The Chairman shall perform such other duties as the Board of Directors or Executive Committee may prescribe from time to time.
8.    Action without Meetings. Any action required or permitted to be taken at any meeting of the Board of Directors or any committee thereof may be taken without a meeting if all members of the Board of Directors or committee, as the case may be, consent thereto in writing or electronic transmission.

9.    Certain Director Resignations. In an uncontested election of directors, any nominee for director who receives a greater number of votes “withheld” from his or her election than votes “for” his or her election (a “Majority Withheld Vote”) will promptly tender his or her resignation to the Board of Directors, which resignation shall be subject to acceptance or rejection by the Board of Directors. For purposes of these Bylaws, a “contested election” shall mean any election of directors in which the number of candidates for election as directors exceeds the number of directors to be elected, with the determination thereof being made by the Secretary as of the close of the applicable notice of nomination period set forth in Section II.6 of these Bylaws. The Governance and Nominating Committee will make a recommendation to the Board of Directors as to whether to accept or reject the tendered resignation, or whether other action should be taken. Any director who tenders his or her resignation will not participate in the recommendation of the Governance and Nominating Committee or the decision of the Board of Directors with respect to his or her resignation. The Board of Directors shall act on the Governance and Nominating Committee’s recommendation no later than ninety (90) days following the date of the stockholders’ meeting at which the election occurred. If a director’s resignation is accepted by the Board of Directors pursuant to this Bylaw, then the Board of Directors may fill the resulting vacancy pursuant to the provisions of Section V.3 of these Bylaws.
ARTICLE IV
OFFICERS

1.    Titles and Election. The officers of the Corporation shall be elected by the Board of Directors and shall include a President, one or more Vice Presidents, a Secretary and a Treasurer who shall hold office at the pleasure of the Board, except as may otherwise be approved by the Board or Executive Committee, or until his or her earlier resignation, removal or other termination of employment. Any person may hold more than one office if the duties thereof can be consistently performed by the same person, and to the extent permitted by law.
The Board of Directors, in its discretion, may at any time elect or appoint a chairman of the Board of Directors, who shall be a director, a president and one or more vice presidents, assistant secretaries and assistant treasurers and such other officers or agents as it may deem advisable, all of whom shall hold office at the pleasure of the board, except as may otherwise be approved by the board or executive committee, or until his earlier resignation, removal or other termination of employment, and shall have such authority and shall perform such duties as may be prescribed or determined from time to time by the board.
The Board of Directors may require any officer, agent or employee to give bond for the faithful performance of his duties in such form and with such sureties as the Board of Directors may require.
2.    Duties. Subject to such extension, limitations, and other provisions as the Board of Directors or the Bylaws may from time to time prescribe, the following officers shall have the following powers and duties:
(i)    President. Unless otherwise determined by the Board of Directors, the president shall be the chief executive officer of the Corporation. The president shall exercise the powers and authority and perform all of the duties commonly incident to such office, shall in the absence of the Chairman preside at all meetings of the stockholders and of the Board of Directors if he is a director, and shall perform such other duties as the Board of Directors or executive committee shall specify from time to time. The president or a vice president, unless some other person is thereunto specifically authorized by the Board of Directors or executive committee, shall sign all bonds, debentures, promissory notes, deeds and contracts of the Corporation. The same individual may be elected or appointed Chairman of the Board and president.
(ii)    Vice President. The vice president or vice presidents shall perform such duties as may be assigned to them by the Board of Directors and, in the absence or disability of the president, unless otherwise determined by the board, the vice presidents in order of seniority shall exercise all powers and duties pertaining to the office of President.
(iii)    Secretary. The Secretary shall keep the minutes of all meetings of stockholders and of the Board of Directors, give and serve all notices, attend to such correspondence as may be assigned to him, keep in safe custody the seal of the Corporation, and affix such seal to all such instruments properly executed as may require it, and shall have such other duties and powers as the Board of Directors shall prescribe from time to time.
(iv)    Treasurer. The Treasurer, subject to the order of the Board of Directors, shall have the care and custody of the moneys, funds, valuable papers and documents of the Corporation (other than his or her own bond, if any, which shall be in the custody of the President), and shall have and exercise, under the supervision of the Board of Directors, all the powers and duties commonly incident to such office. The Treasurer shall deposit all funds of the Corporation in such bank or banks, trust company or trust companies, or with such firm or firms doing a banking business as the Board of Directors shall designate. The Treasurer may endorse for deposit or collection all checks, notes, etc. payable to the Corporation or to its order. The Treasurer shall keep accurate books of account of the Corporation’s transactions, which shall be the property of the Corporation and subject at all times to the inspection and control of the Board of Directors. The Treasurer shall be subject in every way to the order of the Board of Directors, and shall render to the Board of Directors and/or the president of the Corporation, whenever they may require it, an account of all the Treasurer’s transactions and of the financial condition of the Corporation.
3.    Delegation of Authority. The Board of Directors or the Executive Committee may at any time delegate the powers and duties of any officer for the time being to any other officer, director or employee.
4.    Salaries. The compensation of officers appointed by the Board of Directors shall be fixed from time to time by the Board of Directors, a duly authorized committee thereof or by such officer(s) as may be designed by the Board of Directors, and the fact that any officer is a director shall not preclude him from receiving compensation or from voting upon the resolution providing the same.

ARTICLE V
RESIGNATIONS, REMOVALS AND VACANCIES
1.    Resignations. Any director, officer, or agent may resign at any time by giving written notice thereof to the Board of Directors, the president, or the Secretary. Any such resignation shall take effect at the time specified therein or, if the time be not specified, upon receipt thereof; and unless otherwise specified therein, the acceptance of any resignation shall not be necessary to make it effective.
2.    Removals.
(a)    Directors. Directors may be removed from office only as provided for in the Certificate of Incorporation.
(b)    Officers. Subject to the provisions of any validly existing agreement, the Board of Directors may at any meeting remove from office any officer, with or without cause, and may elect or appoint a successor; provided that if action is to be taken to remove the president, the notice of meeting or waiver of notice thereof shall state that one of the purposes thereof is to consider and take action on his or her removal.
3.    Vacancies.
(a)    Directors. Vacancies on the board shall be handled in the manner provided for in the Certificate of Incorporation. The directors may reduce their authorized number by the number of vacancies in the board, provided such reduction does not reduce the board to less than the minimum authorized by the Certificate of Incorporation, these Bylaws or the laws of the State of Delaware.
(b)    Officers. The Board of Directors may at any time or from time to time fill any vacancy among the officers of the Corporation.
ARTICLE VI
CAPITAL STOCK

1.    Certificated and Uncertificated Stock; Transfers. The interest of each stockholder of the Corporation may be evidenced by certificates for shares of stock in such form as the appropriate officers of the Corporation may from time to time prescribe or be uncertificated.
The shares of the stock of the Corporation shall be transferred on the books of the Corporation, in the case of certificated shares of stock, by the holder thereof in person or by his attorney duly authorized in writing, upon surrender for cancellation of certificates for at least the same number of shares, with an assignment and power of transfer endorsed thereon or attached thereto, duly executed, with such proof of the authenticity of the signature as the Corporation or its agents may reasonably require; and, in the case of uncertificated shares of stock, upon receipt of proper transfer instructions from the registered holder of the shares or by such person’s attorney duly authorized in writing, and upon compliance with appropriate procedures for transferring shares in uncertificated form. No transfer of stock shall be valid as against the Corporation for any purpose until it shall have been entered in the stock records of the Corporation by an entry showing from and to whom transferred.
The certificates of stock shall be signed, countersigned and registered in such manner as the Board of Directors may by resolution prescribe, which resolution may permit all or any of the signatures on such certificates to be in facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate has ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.
Notwithstanding anything to the contrary in these Bylaws, at all times that the Corporation’s stock is listed on a stock exchange, the shares of the stock of the Corporation shall comply with all direct registration system eligibility requirements established by such exchange, including any requirement that shares of the Corporation’s stock be eligible for issue in book-entry form. All issuances and transfers of shares of the Corporation’s stock shall be entered on the books of the Corporation with all information necessary to comply with such direct registration system eligibility requirements, including the name and address of the person to whom the shares of stock are issued, the number of shares of stock issued and the date of issue. The Board of Directors shall have the power and authority to make such rules and regulations as it may deem necessary or proper concerning the issue, transfer and registration of shares of stock of the Corporation in both the certificated and uncertificated form.
2.    Record Dates.
(a)    In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix in advance a record date which, in the case of a meeting, shall be not less than the minimum nor more than the maximum number of days prior to the scheduled date of such meeting permitted under the laws of Delaware and which, in the case of any other action, shall be not more than the maximum number of days prior to any such action permitted by the laws of Delaware.
(b)    If no such record date is fixed by the board, the record date shall be that prescribed by the laws of Delaware.
(c)    A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.
3.    Lost Certificates. No certificate for shares of stock in the Corporation shall be issued in place of any certificate alleged to have been lost, destroyed or stolen, except on production of such evidence of such loss, destruction or theft and on delivery to the Corporation of a bond of indemnity in such amount, upon such terms and secured by such surety, as the Board of Directors or any financial officer may in its or his discretion require.
4.    Record Owners. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise required law.
5.    Transfer and Registry Agents. The Corporation may from time to time maintain one or more transfer offices or agencies and registry offices or agencies at such place or places as may be determined from time to time by the Board of Directors.
ARTICLE VII
FISCAL YEAR, BANK DEPOSITS, CHECKS, ETC.
1.    Fiscal Year. The fiscal year of the Corporation shall commence or end at such time as the Board of Directors may designate.
2.    Bank Deposits, Checks, Etc. The funds of the Corporation shall be deposited in the name of the Corporation or of any division thereof in such banks or trust companies in the United States or elsewhere as may be designated from time to time by the Board of Directors or Executive Committee, or by such officer or officers as the board or executive committee may authorize to make such designations.
All checks, drafts or other orders for the withdrawal of funds from any bank account shall be signed by such person or persons as may be designated from time to time by the Board of Directors or Executive Committee or as may be designated by an officer or officers authorized by the Board of Directors or executive committee to make such designations. The signatures on checks, drafts or other orders for the withdrawal of funds may be in facsimile if authorized in the designation.
ARTICLE VIII
BOOKS AND RECORDS

1.    Books and Records. Unless otherwise expressly required by the laws of Delaware, the books and records of the Corporation may be kept outside of the State of Delaware at such place or places as may be designated from time to time by the Board of Directors.
2.    Inspection of Books and Records. Except as otherwise provided in the Certificate of Incorporation or in these Bylaws, the Board of Directors shall have power to determine from time to time whether and to what extent and at what times and places and under what conditions and regulations the accounts, records and books of the Corporation, or any of them, shall be open to the inspection of the stockholders, and no stockholder shall have any right to inspect any account or book or document of this Corporation except as prescribed by statute or authorized by express resolution of the stockholders or of the Board of Directors.

ARTICLE IX
WAIVER OF NOTICE

Any stockholder, director or officer may, in writing or by electronic transmission, at any time waive any notice required to be provided to them by statute or these Bylaws. Such waiver of notice, whether given before or after the time required for such notice, shall be deemed equivalent to notice. Presence of a stockholder either in person or by proxy at any stockholders’ meeting and presence of any director at any meeting of the Board of Directors shall constitute a waiver of such notice as may be required by any statute or these Bylaws. Neither the business to be transacted at, nor the purpose of, any annual or special meeting of the stockholders or the Board of Directors or committee thereof need be specified in any waiver of notice of such meeting.
ARTICLE X
SEAL

The corporate seal of the Corporation, if the Corporation shall have a corporate seal, shall consist of two concentric circles between which shall be the name of the Corporation and in the center of which shall be inscribed “Corporate Seal, Delaware.”
ARTICLE XI
POWERS OF ATTORNEY

The Board of Directors may authorize one or more of the officers of the Corporation to execute powers of attorney delegating to named representatives or agents power to represent or act on behalf of the Corporation, with or without power of substitution, to cast the votes which the Corporation may be entitled to cast as the holder of stock or other securities in any other Corporation, any of whose stock or other securities may be held by the Corporation, at meetings of the holders of the stock or other securities of such other Corporation, or to consent in writing, in the name of the Corporation as such holder, to any action by such other Corporation, and may instruct the person or persons so appointed as to the manner of casting such votes or giving such consent, and may execute or cause to be executed in the name and on behalf of the Corporation and under its corporate seal or otherwise, all such written proxies or other instruments as he may deem necessary or proper in the premises.
In the absence of any action by the Board or the Executive Committee, the President, any Vice President, the Secretary or the Treasurer of the Corporation may execute for and on behalf of the Corporation waivers of notice of stockholders’ meetings and proxies for such meetings in any company in which the Corporation may hold voting securities.
ARTICLE XII
INDEMNIFICATION OF DIRECTORS AND OFFICERS

1.    Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was, at any time during which this Bylaw is in effect (whether or not such person continues to serve in such capacity at the time any indemnification or advancement of expenses pursuant hereto is sought or at the time any proceeding relating thereto exists or is brought) a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another Corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans (hereinafter, a “Covered Person”), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be (and shall be deemed to have a contractual right to be) indemnified and held harmless by the Corporation (and any successor to the Corporation by merger or otherwise) to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment) against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that except as provided in Section XII.3 hereof with respect to proceedings seeking to enforce rights to indemnification, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation or if so provided in an indemnification agreement between the Corporation and such person.
2.    Mandatory Advancement of Expenses. The right to indemnification conferred in this Section shall be a contract right and shall include, to the fullest extent authorized by the Delaware General Corporation Law as the same exists or may hereafter be amended or modified from time to time (but, in the case of any such amendment or modification, only to the extent that such amendment or modification permits the Corporation to provide greater rights to advancement of expenses than said law permitted the Corporation to provide prior to such amendment or modification), the right to be paid by the Corporation (and any successor of the Corporation by merger or otherwise), without the need for any action by the Board of Directors, the expenses incurred in defending any such proceeding in advance of its final disposition; such advances to be paid by the Corporation within twenty (20) days after the receipt by the Corporation of a statement or statements from the claimant requesting such advance or advances from time to time; provided, however, that, if the Delaware General Corporation Law requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Section or otherwise.

3.    Right of Claimant to Bring Suit. If a claim under Section XII.1 of these Bylaws is not paid in full by the Corporation within 60 days after a written claim has been received by the Corporation, except in the case of a claim for expenses incurred in defending a proceeding in advance of its final disposition, in which case the applicable period shall be 20 days, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the Delaware General Corporation Law for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation.
4.    Non-Exclusivity of Rights. The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Section (i) shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, Bylaw, agreement, vote of stockholders or disinterested directors or otherwise and (ii) cannot be terminated by the Corporation, the Board of Directors or the stockholders of the Corporation with respect to a person’s service prior to the date of such termination.
5.    Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation, or another Corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.
6.    Contract Rights, Amendment or Repeal. All of the rights conferred in this Article XII, as to indemnification, advancement of expenses and otherwise, shall be contract rights between the Corporation and each Covered Person to whom such rights are extended that vest at the commencement of such Covered Person’s service to or at the request of the Corporation and (x) any amendment, repeal or modification of the foregoing provisions of this Article XII that in any way adversely affects or diminishes any such rights shall be prospective only and shall not in any way diminish or adversely affect any such rights in respect of any act or omission occurring prior to the time of such repeal or modification and (y) all of such rights shall continue as to any such covered person who has ceased to be a director or officer of the Corporation or ceased to serve at the Corporation’s request as a director, officer, trustee, employee or agent of another Corporation, partnership, joint venture, trust or other enterprise, as described herein, and shall inure to the benefit of such covered person’s heirs, executors and administrators.
7.    Severability. If any provision or provisions of these Bylaws shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (1) the validity, legality and enforceability of the remaining provisions of these Bylaws (including, without limitation, each portion of any paragraph of these Bylaws containing any such provision held to be invalid, illegal or unenforceable, that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and (2) to the fullest extent possible, the provisions of these Bylaws (including, without limitation, each such portion of any paragraph of these Bylaws containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.
ARTICLE XIII
AMENDMENTS
Subject to the provisions of the Certificate of Incorporation, the Bylaws may be altered, amended or repealed either by the affirmative vote of a majority of the Board of Directors at any regular or special meeting of the Board of Directors, or by the affirmative vote of the holders of record of at least 66-2/3% of the voting power of the outstanding shares of capital stock of the Corporation entitled to vote at an annual meeting or at any special meeting at which a quorum shall be present, provided that in each case notice of the proposed change was given in the notice of the meeting of the board or the stockholders, or the form of consent thereof, as the case may be.
ARTICLE XIV
EXCLUSIVE FORUM

Unless the Corporation consents in writing to the selection of an alternative forum, the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director or officer or other employee of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim against the Corporation or any director or officer or other employee of the Corporation arising pursuant to any provision of the Delaware General Corporation Law or the Corporation’s Certificate of Incorporation or Bylaws (as either may be amended from time to time), or (iv) any action asserting a claim against the Corporation or any director or officer or other employee of the Corporation governed by the internal affairs doctrine shall be the Court of Chancery in the State of Delaware (or, if the Court of Chancery does not have jurisdiction, the federal district court for the District of Delaware). If any action the subject matter of which is within the scope of the preceding sentence is filed in a court other than a court located within the State of Delaware (a “Foreign Action”) in the name of any stockholder, such stockholder shall be deemed to have consented to (i) the personal jurisdiction of the state and federal courts located within the State of Delaware in connection with any action brought in any such court to enforce the preceding sentence and (ii) having service of process made upon such stockholder in any action by service upon such stockholder’s counsel in the Foreign Action as agent for such stockholder.